EXHIBIT 4.6(B)

                               EXTENSION AGREEMENT


Arch Chemicals, Inc.
501 Merritt 7
Norwalk, Connecticut 06856
Attention: Mr. W. Paul Bush

The Chase Manhattan Bank, as Administrative Agent
  under the 364-Day Credit Agreement referred to below
270 Park Avenue
New York, New York  10017


                                                      January 26, 2000

Gentlemen:

         Each undersigned Lender hereby agrees to extend, effective on January 26, 2000 (the "EXTENSION DATE"), the Maturity Date under the 364-Day Credit Agreement dated as of January 27, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "364-DAY CREDIT AGREEMENT") among Arch Chemicals, Inc., Olin Corporation, the Lenders and agents party thereto and The Chase Manhattan Bank, as administrative agent for the Lenders, to January 24, 2001. Terms defined in the 364-Day Credit Agreement are used herein as therein defined.

         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.



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         This Extension Agreement shall be governed by and construed in accordance with the laws of the State of New York.



                                    THE CHASE MANHATTAN BANK,
                                    individually and as Administrative Agent,


                                    By: /s/ Lawrence Palumbo, Jr.
                                        ---------------------------------
                                    Name:  Lawrence Palumbo, Jr.
                                    Title:  Vice President




                                    BANK OF AMERICA, N.A.,
                                    individually and as Syndication Agent,


                                    By: /s/ Eileen C. Higgins
                                        ---------------------------------
                                     Name:  Eileen C. Higgins
                                     Title: Vice President




                                    WACHOVIA BANK, N.A.,
                                    individually and as Documentation Agent,


                                    By: /s/ Jane C. Deavor
                                        ---------------------------------
                                     Name:  Jane C. Deavor
                                     Title: Senior Vice President


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


                                    THE BANK OF NEW YORK


                                    By: /s/ Kenneth P. Sneider, Jr.
                                        ---------------------------------
                                     Name:  Kenneth P. Sneider, Jr.
                                     Title: Vice President



                                    BANK ONE, N.A. (Main Office Chicago)


                                    By: /s/ Stephen E. McDonald
                                        ---------------------------------
                                     Name:  Stephen E. McDonald
                                     Title: Senior Vice President



                                    FIRST UNION NATIONAL BANK


                                    By: /s/ Stephen T. Dorosh
                                        ---------------------------------
                                     Name:  Stephen T. Dorosh
                                     Title: Vice President



                                    FLEET NATIONAL BANK


                                    By: /s/ Roger C. Boucher
                                        ---------------------------------
                                     Name:  Roger C. Boucher
                                     Title  Senior Vice President


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                                    SUNTRUST BANK


                                    By: /s/ W. David Wisdom
                                        ---------------------------------
                                     Name:  W. David Wisdom
                                     Title: Vice President

                                    By:
                                        ---------------------------------
                                     Name:
                                     Title:



                                    ABN AMRO BANK N.V.


                                    By: /s/ George Dugan
                                        ---------------------------------
                                     Name:  George Dugan
                                     Title: Vice President

                                    By: /s/ Patricia Christy
                                        ---------------------------------
                                     Name:  Patricia Christy
                                     Title: Assistant Vice President



                                    PNC BANK, NATIONAL ASSOCIATION


                                    By: /s/ Donald V. Davis
                                        ---------------------------------
                                     Name:  Donald V. Davis
                                     Title: Vice President



                                    STATE STREET BANK AND TRUST COMPANY


                                    By: /s/ K.M. O'Conner
                                        ---------------------------------
                                     Name:  K.M. O'Conner
                                     Title: Vice President


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                                    BBL INTERNATIONAL (U.K.) LIMITED


                                    By  /s/ C.F. Wright
                                        ---------------------------------
                                     Name:  C. F. Wright
                                     Title: Authorised Signatories

                                    By: /s/ M-C Swinnen
                                        ---------------------------------
                                     Name:  M-C Swinnen
                                     Title: Authorised Signatories


                                       5
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Agreed and accepted:

ARCH CHEMICALS, INC.

By: /s/ W. PAUL BUSH
   -------------------------------------
 Name:  W. Paul Bush
 Title: Vice President & Treasurer


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